Exhibit 99.1

Press Release For Immediate Release

Independent Bank Group, Inc.

Announces Upsizing and Pricing of $65 Million of its 5.875%

Subordinated Notes Due 2024

McKINNEY, Texas, July 17, 2014 — Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that it has set the price for the public offering of $65 million of its 5.875% Subordinated Notes due August 1, 2024 (the “Notes”). The Notes have been offered to the public at par. Due to market demand for the Notes, Independent increased the aggregate amount of the Notes to $65 million from the previously announced amount of $60 million. Independent Bank Group plans to use the proceeds of the offering to enhance Independent Bank’s financial flexibility and support its growth by using approximately $16.8 million to pay the cash portion of the merger consideration in its previously announced acquisition of Houston City Bancshares, Inc., and its subsidiary, Houston Community Bank, and contributing the balance of the net proceeds to Independent Bank as regulatory capital.

Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) and U.S. Bancorp Investments, Inc. are Joint Book-Running Managers for the Notes offering. Evercore Partners, Keefe, Bruyette & Woods, Inc. and Sterne Agee & Leach, Inc. are Co-Managers in the transaction.

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-196627), the prospectus included in the registration statement, a preliminary prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P. 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations (1-866-805-4128); and U.S. Bancorp Investments, Inc. at 214 North Tryon Street, 26th Floor, Charlotte, NC 28202 (toll-free: 1-877-558-2607).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 35 full service banking locations with 22 located in the Dallas/North Texas region, seven located in the Austin/Central Texas region, and six located in the Houston region.

Forward-Looking Statements

This release contains statements regarding the Notes offering and the planned use of proceeds therefrom that are forward-looking statements within the meaning of the securities laws. These forward looking statements are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@ibtx.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Eileen Ponce

Marketing Director

(469) 301-2706

eponce@ibtx.com

Source: Independent Bank Group, Inc.